TAXES AND RESERVE ESCROW AGREEMENT

    THIS TAXES AND RESERVE ESCROW AGREEMENT (hereinafter called this "Agreement") is made as of the 1st day of December, 1994, by and among PROGRESS PARTNERS, a New York general partnership having an office at 900 Third Avenue, New York, New York 10022 (hereinafter called "Borrower"), TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, whose address is 730 Third Avenue, New York, New York 10017 (hereinafter called "Lender") and LASALLE NATIONAL TRUST, N.A., a national bank organized and existing under the laws of the United States of America, whose address is 135 South LaSalle Street, Chicago, Illinois 60603 (hereinafter called "Escrow Agent").

                   W I T N E S S E T H:
    WHEREAS, Borrower and Lender are simultaneously herewith executing and delivering to each other that certain Agreement of Modification of Mortgages, Mortgage Notes and Assignment of Lessor's Interest in Leases
(the "Modification Agreement");
    WHEREAS, the "Note" (as defined in the Modification Agreement)
represents a valid indebtedness owed by Borrower to Lender and the
"Mortgage" (as defined in the Modification Agreement) constitutes a first mortgage on certain real property improved with an office building, lying and being in New York County, New York and commonly known as 900 Third Avenue, as more particularly described in the
Mortgage (herein referred to as the " Premises"), and the Note, the
Mortgage, the Assignment of Leases (as defined in the Modification
Agreement), the Modification Agreement and all other documents evidencing or securing the loan evidenced by the Note, together with the Environmental Indemnity (as defined in the Modification Agreement, are herein collectively referred to as the "Loan Documents" (it being understood, however, that the Environmental Indemnity is entirely independent of the loan evidenced by the Note and that the Environmental Indemnity does not secure the Loan);
    WHEREAS, the Loan Documents provide, among other things, for the execution of a Taxes and Reserve Escrow Agreement, pursuant to which a reserve escrow fund would be established with and implemented by Escrow
Agent as additional security for the Note and the indebtedness evidenced and secured by the Loan Documents; and
    WHEREAS, Borrower, Lender and Escrow Agent desire to execute this
Agreement to establish such reserve escrow fund and the terms and conditions for the implementation, administration and application of such fund.
    1.   Definitions.  Certain definitions applicable to this
Agreement are set forth in Paragraphs 13(m) and 13(n) hereof.  In addition, for purposes of this Agreement:
         (a)  "Additional Required Amount" is defined in Paragraph
3(b) hereof.
         (b)  "Additional Tax Deposit" is defined in Paragraph 3(b)
hereof.
         (c)  "Agreement" is defined in the introductory paragraph
hereof.
         (d) "Approved Budget" shall mean, as to any calendar year, collectively, the operating budget and capital budget for the Premises for such year, if and to the extent approved by Lender, including, from and after approval thereof by Lender, any changes to such budgets.
         (e)  "Assignment of Leases" is defined in the Modification
Agreement.
         (f)  "Borrower" is defined in the introductory paragraph
hereof.
         (g)  "Cash Flow" shall mean, for any period, the excess, if any, of Gross Receipts for such period over the sum of (i) Operating
Expenses for such period, (ii) Additional Tax Deposits to the extent paid from Gross Receipts for such period and (iii) the unreturned balances of Qualified Partner Contributions as of the date a Cash Flow
Deposit is being made in respect of such period to the extent, if any, that such unreturned balance may be deducted from such Gross Receipts in accordance with Paragraph 3(c) hereof.
         (h)  "Cash Flow Deposit" is defined in Paragraph 3(c)
hereof.
         (i)  "Cash Flow Deposit Date" is defined in Paragraph 3(c)
hereof.
         (j)  "Environmental Indemnity" is defined in the
Modification Agreement.
         (k)  "Escrow Agent" is defined in the introductory paragraph hereof.
         (l)  "Escrow Fee" is defined in Paragraph 9 hereof.
         (m)  "Existing Security Deposits" is defined in Paragraph
3(a) hereof.
         (n)  "General Reserve Fund" shall mean a separate account
maintained by the Escrow Agent in accordance with the terms of this
Agreement for the purpose of holding deposits by Borrower which are not tenant security deposits.
         (o)  "Gross Receipts" shall mean, for any period, an amount determined on a cash basis equal to the aggregate of all fixed, minimum and guaranteed rents, overage rentals, percentage or participation rentals, contributions towards real estate taxes, other taxes, insurance premiums, or other operating expenses (and capital improvements), all rentals and receipts from licenses and concessions, all payments received for lease terminations, all proceeds of rental interruption or loss of rents insurance and all other cash receipts of a non-rental nature, received by or on behalf of Borrower (including receipt by agents, representatives, successors, assigns or property managers but excluding receipt by Lender or any receiver appointed for the Premises and excluding receipt by a successor or assign which takes title to the Premises through or after a foreclosure or other exercise of rights under the Mortgage or by conveyance in lieu of such exercise of rights under the Mortgage) during such period from, or by reason of, the operation, or ownership, of the Premises.  Notwithstanding anything set forth herein to the contrary, Gross Receipts shall not include (i)
capital contributions or loans to Borrower from equity holders in
Borrower (including without limitation Qualified Partner Contributions),
(ii) condemnation awards (other than for temporary use), (iii) insurance proceeds (other than proceeds of rental insurance), and (iv) proceeds from a sale or refinancing of the Premises, and (v) security deposits received from tenants at the Premises (including without limitation, security deposits to be deposited into the Security Deposit Fund pursuant to Paragraph 4(b) below).
         (p)  Individually Approved Expenses" shall mean specific
expenses of ownership or operation of the Premises (i) which are not contained in an Approved Budget or (ii) as to which Borrower has already exhausted the amount specified for such expense in the Approved Budget applicable to the year in which such specific expense is due, provided, however, that no such specific expense shall constitute an "Individually Approved Expense" except if and to the extent Lender has approved the same in writing.
         (q)  "Individually Approved Request Letter" is defined in
Paragraph 6(b) hereof.
         (r)  "Initial Tax Deposit" is defined in Paragraph 3(a)
hereof.
         (s)  "Kellner Lease" shall mean the lease of space in the
Premises from Borrower to Kellner, Dileo & Co.
         (t)  "Lender" is defined in the introductory paragraph
hereof.
         (u)  "Loan Documents" is defined in the second WHEREAS
paragraph hereof.
         (v)  "Modification Agreement" is defined in the first
WHEREAS paragraph hereof.
         (w)  "Mortgage" is defined in the second WHEREAS paragraph hereof.
         (x)  "Note" is defined in the second WHEREAS paragraph
hereof.
         (y)  "Operating Expenses" shall mean, for any period,
without duplication, (i) all normal and customary expenses paid during such period by Borrower (or on Borrower's behalf by Borrower's agent's, representatives or property managers) in connection with the ownership or operation of the Premises, including without limitation payments made for operating expenses, insurance premiums, management fees, consultant and professional fees, capital items; payments for leasing commissions, tenant improvements and lease inducements (other than those items paid from condemnation awards or insurance proceeds), all to the extent the expenses referred to above constitute Permitted Expenses or Individually Approved Expenses (but excluding any Tax Charges), (ii) all payments of principal and interest paid during such period to Lender from time to time under the Loan Documents and (iii) the Escrow Fee.  Operating
Expenses shall not include, however, the following:
              (i)  Any leasing or brokerage commissions or other
    expenses incurred in order to obtain leases of space in the
    Premises, unless such commissions and expenses constitute
    Permitted Expenses;
(ii)               Any expenses incurred for or in connection with
    the improvement, alteration, decoration or furnishing of leased space within the Premises or otherwise incurred in connection with the construction of tenant improvements, unless such expenses constitute Permitted Expenses;
(iii)              Any management fees other than such as are
    incurred and actually paid pursuant to that certain Management
    Agreement dated December 1, 1987 with JMB Property Management
    Company, or its successors or assigns, as manager, or any other management agreement in effect with respect to the management of the Premises, if and to the extent such management agreement has been approved by Lender (which approval shall not be unreasonably withheld);
(iv)               Any costs or expenses incurred in connection
    with any income or revenue which is excluded from the definition of Gross Receipts; and
              (v)  Depreciation, amortization and other non-cash
    expenses.
         (z)  "Other Indemnitors" is defined in Paragraph 6(c)
hereof.
         (aa)  "Periodic Required Amount" is defined in Paragraph
3(b) hereof.
         (bb) "Periodic Tax Charges" is defined in Paragraph 3(b)
hereof.
         (cc)  "Periodic Tax Deposits" is defined in Paragraph 3(b)
hereof.
         (dd)  "Permitted Expenses" shall mean, as of any date,
without duplication, (i) all payments then due Lender, or otherwise specifically required to be made by Borrower, under the Loan Documents (excluding Tax Charges and any amount required to be paid into the
General Reserve Fund or the Security Deposit Fund but including any amount then payable under the Environmental Indemnity), (ii) all operating expenses and other expenses then due to the extent, and subject to the limitations, in the applicable Approved Budget and (iii)
all Permitted Non-Budget Expenses.
         (ee)  "Permitted Non-Budget Expenses" shall mean any
expenditures for the Premises made by Borrower (or on Borrower's behalf by Borrower's agents, representatives or property managers) in the ordinary course of business which (i) are for emergency repairs to the
Premises which, in Borrower's reasonable judgment, are required to be made for the preservation and safety of the Premises or to avoid imminent suspension of any service (such as a utility service) to the
Premises or to avoid physical damage to life or property, as to which emergency repairs Borrower has been unable to give Lender sufficient notice in order to obtain Lender's approval, (ii) are expended in connection with a lease or sublease which has been specifically approved by Lender (such as, but not limited to, the Kellner Lease), including without limitation, expenditures for tenant improvements and leasing commissions pursuant thereto, but subject, as to all expenditures covered by this clause (ii), to the limits, as to amounts for each category of expenditures, which were the basis for Lender's approval or
(iii) are for utility services, insurance or governmental impositions.
         (ff)  "Premises" is defined in the second WHEREAS paragraph hereof.
         (gg)  "Qualified Partner Contributions" is defined in
Paragraph 6(c) hereof.
         (hh)  "Quarter" is defined in Paragraph 3(c) hereof.
         (ii)  "Request Letters" is defined in Paragraph 6(a) hereof.
         (jj)  "Reserve Escrow" shall mean, collectively,, the
General Reserve Fund and the Security Deposit Fund.
         (kk)  "Revenue Inadequacy" shall mean, as of any date, the excess, if any, of (i) the aggregate amount of the Permitted Expenses,
Tax Charges and Individually Approved Expenses then due over (ii) the sum of (a) Gross Receipts in Borrower's accounts on such date
(including, without limitation, the Working Capital Reserve), (b) all amounts previously released to Borrower from the General Reserve Fund but not yet expended as of such date, and (c) the amount in the General
Reserve Fund on such date.
         (ll)  "Rollover Space" is defined in Paragraph 10 hereof.
         (mm)  "Security Deposit Fund" shall mean a separate account for security deposits maintained by the Escrow Agent in accordance with the terms of this Agreement.
         (nn)  "Shortfalls" shall mean, as of any date, the excess of
(i) all Permitted Expenses then due and payable over (ii) the sum of (a)
Gross Receipts in Borrower's accounts on such date (including, without limitation, the Working Capital Reserve) and (b) all amounts previously released to Borrower from the General Reserve Fund but not yet expended as of such date.
         (oo)  "Tax Charges" shall mean all of the following with
respect to the Premises:  all real estate taxes and assessments, other than those, if any, payable directly by any tenant to the taxing authorities.
         (pp)  "Tax Deposit Date" is defined in Paragraph 3(b)
hereof.
         (qq)  "Tax Due Date" is defined in Paragraph 3(b) hereof.
         (rr)  "Termination Date" shall mean the date that this
Agreement is terminated in accordance with its terms.
         (ss)  "Working Capital Reserve" shall mean a reserve fund, up to the maximum amount described in Paragraph 4(a) hereof, held by
Borrower in order to effectively and efficiently run the day-to-day operations of the Premises to take into account the timing of receipts and expenses.
    1.   Escrow Agent.  Borrower hereby appoints and designates
LaSalle National Trust, N.A. as Escrow Agent for the purposes set forth herein.  Lender hereby consents to such appointment and designation, and
Escrow Agent hereby accepts such appointment and designation.
    2.   Escrow.  (a)   On the date hereof, Borrower shall deposit
with Escrow Agent the amount of (i) $2,615,760 (such deposit being herein referred to as the "Initial Tax Deposit") and (ii) $431,751.54
(such deposit being herein referred to as the "Existing Security
Deposits"). The Initial Tax Deposit shall be held by Escrow Agent in the General Reserve Fund and the Existing Security Deposits shall be held by Escrow Agent in the Security Deposit Fund, each to be applied in accordance with the terms hereof.
         (a) Commencing April 20, 1995, on the twentieth (20th) day of each April and October hereafter until the Termination Date (each such day a "Tax Deposit Date"), Borrower shall deposit with Escrow Agent
(such deposits being herein referred to as the "Periodic Tax Deposits") a sum (each such sum, the "Periodic Required Amount") equal to the excess, if any, of (x) the amount (each such amount, the "Periodic Tax Charges") which is one-half (1/2) of the budgeted Tax Charges next coming due on July 1 or January 1, as the case may be (each such date being herein referred to as a "Tax Due Date"), over (y) the sum of (i) the amount on deposit in the General Reserve Fund immediately prior to any deposit of Cash Flow on such Tax Deposit Date pursuant to Paragraph
3(c) below, and (ii) the amount of Cash Flow which is deposited in the General Reserve Fund on such Tax Deposit Date pursuant to Paragraph 3(c) below (deposits by Borrower pursuant to this sentence which equal the Periodic Required Amount being herein referred to as "Periodic Tax
Deposits").  Periodic Tax Deposits shall be held in the General Reserve
Fund and applied in accordance with the terms of this Agreement. In addition to the Periodic Tax Deposits, no later than thirty (30) days before a Tax Due Date, Borrower shall make a deposit with Escrow Agent of a sum (each such sum, the "Additional Required Amount") equal to the excess, if any, of (x) the aggregate amount (each such aggregate amount, the "Total Tax Charges") of all of the Tax Charges (regardless of whether such Tax Charges have been included in an Approved Budget or otherwise budgeted) coming due on such Tax Due Date over (y) the amount on deposit in the General Reserve Fund on the date that the deposit contemplated by this sentence is required to be made (or, if earlier, the date the deposit contemplated by this sentence is actually made)
(deposits by Borrower pursuant to this sentence which equal the Additional Required Amount described above being herein referred to as "Additional Tax Deposits"). The Additional Tax Deposits shall be held in the General Reserve Fund and applied in accordance with the terms hereof. Regardless of the amount or adequacy of Cash Flow, Borrower shall be unconditionally obligated to make the Periodic Tax Deposits and all required Additional Tax Deposits, and failure to make any Periodic
Tax Deposit in the Periodic Required Amount or any Additional Tax
Deposit in the Additional Required Amount, all in the manner and on the date set forth herein, shall constitute an Event of Default hereunder and under the Mortgage and other Loan Documents if such failure shall continue for five (5) days after written notice to Borrower from Lender or Escrow Agent that such Periodic Tax Deposit or Additional Tax Deposit was due. If Borrower fails to make any Periodic Tax Deposit or Additional Tax Deposit, Escrow Agent shall, not later than the next business day after such amount was due, notify Borrower and Lender of such failure. Notwithstanding anything herein to the contrary, until the payment to the taxing authority of the Total Tax Charges on any Tax
Due Date, the Borrower shall not request a withdrawal from the General
Reserve Fund, and the Escrow Agent shall not make a withdrawal from the General Reserve Fund (except for payment of the Tax Charges to the taxing authority) if either (1) during the period from the date a Periodic Tax Deposit is made in respect of the Tax Charges coming due on such Tax Due Date (or, if earlier, the date such Periodic Tax Deposit is required to be made hereunder) to the earlier of (x) the date an Additional Tax Deposit is made or (y) the thirtieth (30th) day before such Tax Due Date, after giving effect to such withdrawal the remaining balance of the General Reserve Fund would be less than the Periodic Tax
Charges or (2) from the end of the period described in clause (1) above to the date the Total Tax Charges due on such Tax Due Date are actually paid to the taxing authority, after giving effect to such withdrawal the remaining balance of the General Reserve Fund would be less than the Total Tax Charges.
         (b) Commencing with April 20, 1995, and continuing until the Termination Date, not later than the twentieth (20th) day of each April, July, October and January (each such day, a "Cash Flow Deposit
Date") Borrower shall deposit with Escrow Agent a sum equal to the Cash
Flow of the Premises during the three month period (but for the first such deposit in April 1995, the four-month period) immediately preceding the month in which such Cash Flow Deposit Date occurs (each such period, a " Quarter"). As used herein, the term "Cash Flow Deposit" shall mean a deposit by Borrower pursuant to the immediately preceding sentence which equals the amount of Cash Flow applicable to such deposit. Each
Cash Flow Deposit shall be held in the General Reserve Fund and applied in accordance with the terms hereof. Notwithstanding anything herein to the contrary, for purposes of determining the amount of Cash Flow to be deposited in respect of any Quarter, (i) Borrower shall have the right to withhold from the applicable Cash Flow Deposit amounts required for the Working Capital Reserve to the extent provided in Paragraph 4(a) below (but such withholding from the Cash Flow Deposit shall not limit or reduce Borrower's obligations to make Periodic Tax Deposits or Additional Tax Deposits) and (ii) Borrower shall not deduct from Gross Receipts, or repay to any partner or principal of Borrower, any Qualified Partner Contributions if the effect of such deduction and repayment would be to leave Borrower, even after taking the Working
Capital Reserve into account, with inadequate funds to pay anticipated Operating Expenses.
    3.   Working Capital Reserve; Security Deposits.
         (a)  Except for Periodic Tax Deposits and Additional Tax
Deposits, Borrower shall not be obligated to deposit any funds into the General Reserve Fund which would cause the amount maintained in Borrower's accounts as the Working Capital Reserve to fall below
$250,000 (or such other amount, more or less, as Lender and Borrower shall mutually agree upon from time-to-time pursuant to an Approved
Budget, to reflect actual working capital requirements). Borrower shall only use the Working Capital Reserve to pay Permitted Expenses, and, upon request by Lender, shall provide Lender with written notice of the amount of Permitted Expenses paid from the Working Capital Reserve and all such information and supporting documentation concerning same as Lender reasonably requires. Under no circumstances shall the Working
Capital Reserve be used to repay Qualified Partner Contributions if such repayment would cause the Working Capital Reserve to fall below $250,000
(or such other amount, more or less, as Lender and Borrower shall mutually agree upon as aforesaid), and, upon the occurrence of a default hereunder beyond any applicable notice or grace periods or the occurrence of a default beyond any applicable notice or grace periods under any of the Loan Documents, Borrower shall, immediately upon demand by Lender, pay the full amount then in the Working Capital Reserve to Lender or as Lender shall direct.
         (b) Until the Termination Date, within ten (10) days after the date Borrower either (i) receives security deposits in the future in the form of cash, certificates of deposit or other cash equivalents from tenants with respect to any leases for space at the Premises, or (ii) collects cash or cash equivalents pursuant to any draw on letters of credit or other liquidation of non-cash security deposits from such tenants, Borrower shall deposit all such amounts with Escrow Agent hereunder. Escrow Agent shall hold all such security deposits in the Security Deposit Fund. To the extent Borrower receives any right to all or any portion of any funds in the Security Deposit Fund which is not to be refunded to a tenant, such funds, after ten (10) days' notice to Lender, shall be transferred by Escrow Agent to Borrower and such funds shall be considered as Gross Receipts. Upon any acquisition of title by foreclosure, deed in lieu of foreclosure or otherwise by Lender or any designee or nominee of Lender, all moneys held in the Security Deposit
Fund shall be transferred in accordance with Lender's written directions, provided that such directions are in compliance with applicable law. Upon payment in full of the indebtedness evidenced by the Note, Borrower may deliver to Escrow Agent a copy of the recorded satisfaction of mortgage, as certified as an accurate copy by the recording office, whereupon Escrow Agent shall transfer all money held in the Security Deposit Fund in accordance with Borrower's written direction.
    4. Required Borrower Reports and Budgets. (a) Commencing with the Quarter ending March 31, 1995, Borrower shall submit to Lender a detailed statement of Gross Receipts, Operating Expenses and Cash Flow for the Premises for each Quarter (with the understanding that the statement for the first such Quarter ending March 31, 1995 shall also include such items for December, 1994), with such reports being due on the Cash Flow Deposit Date for each such Quarter. All such reports shall be certified as true and complete by a general partner of Borrower. By March 31st of 1996 and each year thereafter, Borrower shall submit to Lender, with respect to the immediately preceding calendar year, a reconciliation of the budgeted Gross Receipts, Operating Expenses and Cash Flow for the Premises against the actual
Gross Receipts, Operating Expenses and Cash Flow for such year.  By
April 30th of 1996 and each year thereafter, Borrower shall submit to Lender audited financial statements of Gross Receipts, Operating
Expenses and Cash Flow for the Premises for the preceding year. Lender shall have the right from time to time, but not more than once in any calendar year, to audit all such statements submitted by Borrower and, for purposes of such audits, Borrower hereby agrees to give Lender and its agents access at Borrower's offices in the Premises at all reasonable times to all books and records maintained by Borrower which are relevant to such audit. Each such audit shall be performed by auditors of Lender's choosing who may be employees of Lender or an independent firm of auditors, and the fees and expenses of such auditors shall be paid by Lender unless such audit discovers an error understating Cash Flow by more than $25,000, in which event the reasonable fees and expenses of such auditors, if an independent auditing firm, shall be paid by Borrower and treated as an Operating
Expense hereunder. If any audit by Lender reveals an underpayment of Cash Flow into the General Reserve Fund, Borrower shall, immediately upon notice thereof, deposit the amount of such underpayment with Escrow
Agent. Borrower shall retain and preserve all books and records, including, without limitation, original source documents from which financial data are gathered, in accordance with good accounting practices and applicable law and in any event for a period of not less than three (3) years after the calendar year to which such books and records relate.
         (a) Not later than November 15 of each calendar year, Borrower shall prepare and submit to Lender, for Lender's approval, (i) an operating budget for the Premises outlining the anticipated operating revenues and expenses for the calendar year immediately following such submission and (ii) a capital budget for the Premises outlining the anticipated capital expenditures which will be necessary during the calendar year immediately following such submission as well as the anticipated sources of funds therefor. Such proposed budgets shall include and establish rental and leasing guidelines and levels for payments of leasing commissions, tenant improvements and lease inducements. Such budgets shall be in the form approved by the Lender and shall in all respects be subject to approval by Lender. The budget approval process and the implementation of the Approved Budgets shall be as follows:
                (i)Lender's approval of any budget shall not be unreasonably withheld. If Lender does not disapprove any such budget within sixty
     (60) days after the receipt thereof, such budget shall be deemed approved. If Lender shall disapprove any such budget, it shall notify Borrower to that effect within such sixty (60) day period and of the reasons therefor, and Borrower and Lender shall negotiate in good faith to resolve their differences as promptly as possible. During the pendency of any negotiations over a budget or following disapproval of a budget by Lender, Borrower shall adhere to the last Approved Budget, subject to increases in utility charges, property taxes, insurance premiums and other increases in costs not within the reasonable control of Borrower.
               (ii)Lender acknowledges that Borrower has heretofore submitted proposed operating and capital budgets for the 1995 calendar year. Until an Approved Budget is established for calendar year 1995, Borrower shall continue to operate the Premises, make expenditures and incur obligations in the ordinary course and in accordance with Borrower's budget for calendar year 1994.
              (iii)  Borrower shall operate the Premises in
    accordance with the Approved Budget, and Borrower may, without the need for further approval by Lender, make the expenditures and incur the obligations provided for therein, including the right to request withdrawals from the General Reserve Fund as provided for herein in connection therewith. As often as reasonably necessary during the period covered by any such Approved Budget, Borrower shall submit to Lender for Lender's approval (which approval shall not be unreasonably withheld) an updated budget or plan incorporating such changes as shall be necessary to reflect leasing experience, cost overruns and the like during such period, provided, however, that Borrower shall submit an updated budget for approval (i) with reasonable promptness after Borrower incurs any Permitted Non-Budget Expenses and (ii) promptly, and in any event within thirty (30) days, after Borrower incurs any Individually Approved Expenses.

             (iv)Notwithstanding anything set forth herein to the contrary, Borrower shall not be required to obtain Lender's approval (whether through the budget process or otherwise) for Permitted Non-Budget Expenses, provided, however, that as soon as practicable after Borrower obtains knowledge of an emergency which will cause Borrower to make expenditures for emergency repairs included in Permitted Non-
    Budget Expenses, Borrower shall notify Lender of the nature of the emergency and the anticipated amount of such expenditures.

    5. Periodic Withdrawal Terms. (a) Borrower shall, or Lender may from time to time, submit bills or invoices to Escrow Agent in respect to Tax Charges together with a written request in the form of Exhibit A hereto (herein called "Request Letters"). Unless Escrow Agent has previously received notice from Lender that Borrower is in default under the Loan Documents (unless Escrow Agent has received a subsequent notice from Lender withdrawing such notice of default) Escrow Agent shall promptly, and in any event before late payment charges are due thereon, pay such bills and invoices for Tax Charges to the payee indicated on such bill or invoice from the General Reserve Fund, and Escrow Agent shall promptly thereafter notify Borrower and Lender of such action. Nothing contained herein shall relieve Borrower of its obligation under the Loan Documents to pay Tax Charges when due.
         (a) Borrower shall, from time to time, but no more frequently than one time per month, (i) submit a Request Letter to Escrow Agent for the payment out of the General Reserve Fund of Shortfalls or (ii) submit a written request in the form of Exhibit B-1 hereto (herein called "Individually Approved Request Letters") to Escrow Agent for the payment out of the General Reserve Fund for Individually Approved Expenses. Copies of such Request Letters and Individually Approved Request Letters shall be submitted simultaneously to Lender together with, in the case of an Individually Approved Request Letter,
(i) an affidavit signed by an authorized representative of one of Borrower's general partners in the form of Exhibit B-2 attached hereto and (ii) such other supporting documentation as Lender shall reasonably require. Within five (5) days of receipt of a Request Letter relating to a Shortfall, Escrow Agent shall make payment of the amounts requested from the General Reserve Fund to Borrower and/or to the appropriate payee listed in Borrower's Request Letter without further authorization or approval of Lender. Escrow Agent shall not, however, have the authority to make any payment to the Borrower and/or to the appropriate payee listed in Borrower's request with respect to Individually Approved Expenses, unless Escrow Agent receives a written approval of such payment from Lender, which approval Lender agrees shall not be unreasonably withheld. Notwithstanding any provision herein to the contrary, (x) if Escrow Agent has received a notice from Lender that Borrower is in default under the Loan Document and Escrow Agent has not been subsequently notified by Lender that such notice of default has been withdrawn, Escrow Agent shall not withdraw any amounts from the General Reserve Fund pursuant to any Request Letter or Individually Approved Request Letter or other notice from Borrower, and (y) Borrower shall have no right to request a withdrawal of funds from the General Reserve Fund after any Tax Deposit Date or after the making of any Periodic Tax Deposit, except upon compliance with the limitations of Paragraph 3(b) above. Borrower shall pay any such expenses promptly, and in no event later than ten (10) days, after receipt of the funds therefor. Borrower shall obtain, where customary or as reasonably requested by Lender, lien waivers for such payment and shall forward same to Lender promptly upon Borrower's receipt of same. Borrower shall also obtain such other evidence as Lender may reasonably request to the effect that the services or materials for which payment was requested have been properly completed or delivered in good condition, as appropriate, and shall forward same to Lender promptly. If necessary to pay any amount properly requested by Lender or Borrower to be paid from the Reserve Escrow in its entirety, Escrow Agent may, after no less than five days' prior notice to the other party, redeem, prior to its stated maturity, any time deposit held in the Reserve Escrow, even if such early redemption results in a penalty.
         (b) In the event that a Revenue Inadequacy exists in any Quarter or in the event Borrower reasonably determines that a Revenue Inadequacy will exist in any Quarter, any one or more of Borrower's partners may (but shall not be obligated to) make during or after such Quarter additional capital contributions or loans to Borrower to cover any such Revenue Inadequacy. As between Carlyle-XIV, Carlyle-XV or Associates (collectively, the "Other Indemnitors") and Borrower, any amounts paid by the Other Indemnitors to Lender, and any other amounts paid by the Other Indemnitors which were reasonably necessary to pay and perform the obligations of the Borrower and the Other Indemnitors, under the Environmental Indemnity in accordance with the terms of the Environmental Indemnity shall be considered to be additional capital contributions or loans to Borrower to cover a Revenue Inadequacy, provided, however, that no amounts paid with Gross Receipts or other funds of Borrower shall be considered to be capital contributions or loans to Borrower (it being understood that amounts properly applied in repayment of Qualified Partner Contributions shall, upon such repayment, not thereafter be considered as Gross Receipts or funds of Borrower for purposes of the foregoing proviso). Any such partner contribution or loan described in the two immediately preceding sentences shall herein be deemed to be, and referred to as, a "Qualified Partner Contribution" at such time as all of the following have been satisfied in full: (a) Lender has been furnished with documentation reasonably satisfactory to Lender that sets forth the amount of the capital contribution or loan made, the Revenue Inadequacy actually covered by such capital contribution or loan (with receipted bills or other reasonably satisfactory evidence of payment therefor), and (b) Lender is reasonably satisfied based on Lender's review of the reports required hereunder and under the other Loan Documents that the Cash Flow generated by the Premises (including the Working Capital Reserve) and the amounts on deposit in the General Reserve Fund were insufficient to make the applicable payment when due. Without limitation of the foregoing, Borrower hereby represents and warrants to Lender that (i) as of the date of this Agreement, (x) one or more of the direct or indirect partners of Borrower has made capital contributions or loans to Borrower in the aggregate amount of $2,615,760 in order to cover the Initial Tax Deposit, and (y) Borrower has paid $152,415 and one or more direct or indirect partners of Borrower has made capital contributions or loans to Borrower in the aggregate amount of $221,868 in connection with the Kellner Lease and in connection with the refinancing of the Note and the Mortgage by Lender, and (ii) after the date hereof, one or more direct or indirect partners of Borrower expect to make capital contributions or loans to Borrower in the aggregate amount of up to $237,574 in order to cover additional amounts to be paid by Borrower in connection with unpaid costs incurred or to be incurred by Borrower in connection with such refinancing. Lender acknowledges that such capital contributions, loans or payments referred to in clause (i) of the immediately preceding sentence in the aggregate amount of $2,990,043 shall be deemed to constitute Qualified Partner Contributions and that, subject to Lender's receipt and approval of reasonably satisfactory evidence of payment of the applicable costs, such capital contributions or loans referred to in clause (ii) of the immediately preceding sentence shall constitute Qualified Partner Contributions.
         (c) Upon presentation of written instructions from Borrower to Escrow Agent (with a simultaneous copy to Lender) setting forth the name of the tenant, the amount of the security deposit to be released and certifying that the amount was delivered to Escrow Agent as part of the Existing Security Deposits or pursuant to Paragraph 4(b) hereof and that such tenant's lease has been terminated and/or the tenant is justly entitled to such money, Escrow Agent will pay out of funds in the Security Deposit Fund directly to the tenant the amount of the security deposit that Borrower states is then due and payable on the tenth (10th) day after Borrower submits such written instruction. Upon presentation of (i) written instructions from Borrower to Escrow Agent (with a simultaneous copy to Lender) setting forth the name of the tenant, the amount of the security deposit to be released and certifying that the amount was delivered to Escrow Agent as part of the Existing Security Deposits or pursuant to Paragraph 4(b) hereof and that Borrower is justly entitled to such money, and (ii) confirmation that Lender has approved the same (which approval Lender agrees will not be unreasonably withheld or denied), Escrow Agent will pay out of funds in the Security Deposit Fund to Borrower the amount of the security deposit that Borrower states is then due and payable within five (5) days after Borrower submits such written instruction. Upon any such release to Borrower (as opposed to a release to a tenant), such funds shall be included within Gross Receipts hereunder.
         (d)  Neither the General Reserve Fund nor the Security
Deposit Fund may be commingled with each other or any other account held by Escrow Agent. Escrow Agent agrees that it shall not release any funds held by it except as expressly permitted by the terms of this Agreement.
         (e) All disbursements made by Escrow Agent to Lender or Borrower shall be made via federal wire transfer in immediately available funds to the appropriate account as follows:


         Lender:             Morgan Guaranty Trust Company
                             New York, New York
                             ABA No. 021000238
                             Credit: TIAA (Teachers Insurance and
                             Annuity Association of America)
                             Acct. no. 121-84-968

         Borrower:           Bank of America Illinois
                             Chicago, Illinois
                             ABA No. 071000039
                             Credit: Progress Partners
                             Acct. no. 7926642

All disbursements made by Escrow Agent to a tenant or a third party vendor shall be made by check payable and delivered to such entity.
         (a)  Borrower hereby appoints Associates (as hereinafter
defined), and Associates shall have full power and authority, to act on behalf of Borrower with respect to the administration of Borrower's obligations hereunder, including without limitation the preparation, execution and delivery of Request Letters, Individually Approved Request Letters and such other supporting documentation as Borrower may be required to provide to Lender hereunder (including without limitation affidavits substantially in the form attached hereto as Exhibit B-2). Borrower hereby acknowledges that any document executed by Associates pursuant to the terms hereof shall be binding upon Borrower.
    1. Security for Borrower's Obligation. Borrower and Lender acknowledge and agree that the Reserve Escrow and all of Borrower's rights under this Agreement are pledged, and that Lender has a security interest in the Reserve Escrow and such rights, pursuant to the Mortgage as additional security for the performance of Borrower's obligations to pay installments of interest, the Prepayment Premium (as such term is defined in the Note), principal and all other payments required under the Loan Documents, when due, and as security for the performance of Borrower's obligations under this Agreement and the Loan Documents. The aforesaid security interest in the Security Deposit Fund is only in and to Borrower's rights to any proceeds from such account and is subject to the terms of the applicable tenant leases and all provisions of applicable law. Lender hereby notifies Escrow Agent of such security interest, and Escrow Agent hereby acknowledges and consents to the security interest in the Reserve Escrow granted herein by Borrower to
Lender.
    2.   Escrow Agent Reports.  As soon as possible and, in all
cases, within ten (10) days after the end of each month, Escrow Agent shall provide Borrower and Lender, separately as to each of the General Reserve Fund and the Security Deposit Fund, with a statement of account activity separately itemizing the balance of both accounts, deposits thereto, withdrawals therefrom and interest earned thereon. In addition to the monthly statements as aforesaid, Escrow Agent shall also submit to Borrower and Lender (i) notice of every deposit to the Reserve
Escrow, within five (5) days after each such deposit, and (ii) by
February 1st of each year an annual reconciliation of the Cash Flow of the Reserve Escrow for the preceding calendar year.  The statements referred to in clause (ii) of the immediately preceding sentence shall be certified to Lender and Borrower as being true and correct by an authorized financial officer of Escrow Agent and shall contain such additional information as Borrower or Lender may reasonably request.
Escrow Agent will invest the funds on deposit from time to time in the Reserve Escrow in accordance with the Borrower's written instructions, in the following investments: (i) certificates of deposit, money market funds and/or savings accounts with Escrow Agent, all with maturity dates of not more than one year and insured by the Federal Deposit Insurance Corporation up to its maximum limit, (ii) United States Treasury issues or issues of any Federal government agency, or (iii) any corporate bond rated the highest quality rating by Moody's Investor's Service, Inc. and Standard and Poor's Corporation or any commercial paper issued by an issuer rated the highest quality rating by Moody's Investor's Service,
Inc. and Standard and Poor's Corporation and with a maturity of not greater than three (3) months from the date of purchase. All interest accruing on the Reserve Escrow shall, subject to Lender's security interest, belong to and be the income of Borrower or Borrower's tenants, as provided under applicable law, but shall be held in and become part of whichever fund, i.e., the General Reserve Fund or the Security
Deposit Fund, to which such interest is attributable.  Escrow Agent shall open up the books and records relating to the Reserve Escrow and make the same available to Lender and Borrower and all employees, agents and representatives of Lender and Borrower at such time as Lender,
Borrower or such employees, agents and representatives desire but only at reasonable intervals.
    3.   Escrow Agent's Fees.  Escrow Agent shall be paid an  annual fee of $3,500.00 (the "Escrow Fee") to compensate it for maintaining the Reserve Escrow (with the Escrow Fee for the first year including an additional $500.00 for establishing the Reserve Escrow and the review and acceptance of this Agreement) with said Escrow Fee also compensating Escrow Agent for the administration of the Reserve Escrow (including receipt of deposits and processing of approved disbursements and preparation and distribution of the reports and statements required hereunder). Said Escrow Fee includes all fees for postage, fax, telephone, overnight delivery services and all other expenses. Such fee shall be an Operating Expense and shall be billed directly to Borrower on a quarterly basis.  Borrower hereby agrees to pay the Escrow Fee within ten (10) days of receipt of each invoice for any installment thereof.
    4.   Termination.  (a)  The requirement for Borrower's depositing
Cash Flow to fund the General Reserve Fund and security deposits to fund the Security Deposit Fund hereunder shall terminate when Lender provides Escrow Agent with written notification that ninety percent (90%) of the tenant space at the Premises identified on Exhibit C hereto (the
"Rollover Space ") has been re-leased or had existing leases renewed or extended pursuant to leases or renewals approved by Lender and Lender has determined that it is reasonably likely that the Gross Receipts less the sum of (i) all Operating Expenses (other than debt service) and (ii)
all Tax Charges will be sufficient, for the remaining term of the loan evidenced by the Note, to pay debt service required under the Loan Documents. Lender agrees that it shall use reasonable efforts to provide Escrow Agent with such notice promptly upon satisfaction of the foregoing conditions. Upon Escrow Agent's receipt of the aforesaid termination notice from Lender, Escrow Agent shall promptly transfer the remaining funds in the Reserve Escrow as follows: (i) any portion of the remaining funds which Lender determines are required to be held in an escrow for Tax Charges pursuant to the Mortgage (other than security deposits) shall be transferred as Lender shall direct and (ii) any amount remaining after application pursuant to clause (i) above, including, without limitation, the security deposits, shall be transferred to Borrower.  Notwithstanding the aforesaid to the contrary
(i) if Lender shall notify Escrow Agent that Borrower has defaulted hereunder or under the Loan Documents beyond any applicable notice and cure periods and such default remains outstanding, the then remaining balance in the General Reserve Fund, after payment of all Escrow Fees then due, shall be disbursed forthwith by Escrow Agent to Lender and
Lender shall credit the same to the indebtedness evidenced and secured by the Loan Documents; provided, however, that Lender agrees not to give such notice for purposes of causing such disbursement to Lender until after expiration of any applicable notice and cure periods and provided, further, that amounts in the Security Deposit Fund shall only be credited to such indebtedness after compliance with the applicable provisions of the Mortgage and with applicable laws. Lender shall, at the same time and in the same manner as any notices given to Escrow
Agent under this paragraph, provide Borrower with copies of same.
         (a)  Borrower hereby represents and warrants to Lender that all of the information on Exhibit C is true and complete in all material respects. In connection with any alleged breach by Borrower with respect to the immediately preceding sentence, Lender's determinations as to materiality shall be conclusive and binding upon Borrower.
         (b)  If not sooner terminated, this Agreement, and the
Reserve Escrow shall terminate when Lender provides Escrow Agent with written notification that the loan evidenced and secured by the Loan Documents has been satisfied in full, which notice Lender agrees to use reasonable efforts to give to Escrow Agent promptly upon such satisfaction.  Upon Escrow Agent's receipt of the notice described in this Paragraph 10(c) from Lender, Escrow Agent shall promptly transfer the remaining funds in the Reserve Escrow to Borrower.
    5.   Successor Escrow Agent.  (a)  Lender may at any time and
from time to time terminate Escrow Agent's responsibilities and substitute a new escrow agent. The new escrow agent shall be subject to Borrower's approval, which approval shall not be unreasonably withheld. Within thirty (30) days after notification from Lender in writing that a new escrow agent has been substituted for it, Escrow Agent shall transfer over to the new escrow agent the entire Reserve Escrow and shall be relieved  of any liability hereunder arising thereafter except for the obligation to give the reports required by Paragraph 8 hereof. Contemporaneously with such transfer, Escrow Agent shall deliver to
Lender and Borrower a report showing the amount transferred and a final accounting of the Reserve Escrow.
         (a)  Escrow Agent may resign as escrow agent hereunder at
any time by giving sixty (60) days' notice to Lender and Borrower.  In such event Lender shall select a new escrow agent who shall be subject to approval by Borrower, which approval shall be unreasonably withheld. Promptly after notification from Lender in writing of the identity of the new escrow agent, Escrow Agent shall transfer over to the new escrow agent the entire Reserve Escrow and shall be relieved of any liability hereunder arising thereafter except for the obligation to give the reports required by Paragraph 8 hereof. Contemporaneously with such transfer, Escrow Agent shall deliver to Lender and Borrower report showing the amount transferred and a final accounting of the Reserve
Escrow.
         (b)  If Escrow Agent resigns upon written notice as
provided for hereinabove and a successor escrow agent is not appointed within sixty (60) days after such notice, then Escrow Agent may petition a federal or New York State court of competent jurisdiction sitting in
New York County, New York, to name a successor.  Escrow Agent may include the cost of such action in its unpaid Escrow Fees.
    6.   Defaults.  Notwithstanding any provision herein to the
contrary, in the event of any default hereunder on the part of Borrower beyond any applicable notice and cure periods, Lender shall be entitled, immediately and without notice, to enforce its remedies therefor provided hereunder or under any of the other Loan Documents, provided, however, that (i) in the case of a default in the making of a payment to the Reserve Escrow or the making of a payment to Lender required under this Agreement, Lender shall have such enforcement rights hereunder only after such default shall have continued uncorrected for five (5) days after notice thereof by Lender or Escrow Agent to Borrower, (ii) notwithstanding the clause (i) above, if Lender or Escrow Agent shall have sent a notice to Borrower in respect of any such default by
Borrower hereunder, Lender shall have such enforcement rights hereunder, as to any additional such default prior to the first anniversary of such notice to Borrower, after such default shall have continued uncorrected for five (5) days without any requirement for any notice of such additional default, (iii) in the case of a default which is not covered by clauses (i) and (ii) above, Lender shall have such enforcement rights hereunder only after such default shall have continued uncorrected for ten (10) days after notice thereof by Lender or Escrow Agent to Borrower (or, if such default is not susceptible of cure within such ten day period, a longer period, but in no event in excess of thirty (30) days after such notice, so long as Borrower commences cure within such ten
(10) day period and thereafter diligently prosecutes such cure to completion), and (iv) notwithstanding clause (iii) above, if Lender or Escrow Agent shall have sent a notice to Borrower in respect of any such default by Borrower hereunder, Lender shall have such enforcement rights hereunder, as to any additional such default prior to the first anniversary of such notice to Borrower, after such default shall have continued uncorrected for ten (10) days (or, if such default is not susceptible of cure within such ten day period, a longer period, but in no event in excess of thirty (30) days after such default occurs, so long as Borrower commences cure within such ten (10) day period and thereafter diligently prosecutes such cure to completion) without, in any such case covered by this clause (iv), any requirement for any notice of such additional default.  Any default by Borrower hereunder beyond any applicable notice and cure periods shall constitute an event of default under the Mortgage and the Note without further notice or opportunity to cure.
    7. Miscellaneous. (a) The failure of Lender to enforce strict performance of the terms and conditions hereof shall not constitute a waiver of its rights hereunder or under the Loan Documents.  If any term, covenant or condition of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.  This Agreement may not be modified, amended, changed or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of the modification, amendment, change or termination is sought.
         (a) Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions  hereof has been duly authorized so to
do.
         (b)  Escrow Agent's duties under this Agreement shall be
limited to:
       (i)Accepting the escrowed funds for deposit into the Reserve Escrow;
      (ii)Investing and reinvesting such sums from time to time pursuant to the terms of this Agreement in permitted investments and in accordance with Borrower's written instructions;
     (iii)Causing to be paid, from time to time out of escrowed funds, the bills for costs and expenses to be paid from the Reserve Escrow and otherwise causing sums to be disbursed from the Reserve Escrow in accordance with the terms of this Agreement; and
     (iv)Such other express duties as Escrow Agent has undertaken pursuant to the express language hereof.
         (c)  Escrow Agent undertakes to perform only said duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent acknowledges that it has received copies of the Modification Agreement, the Initial Consolidated Mortgage and the Consolidation Agreement (as
such terms are defined in the Modification Agreement), the Environmental Indemnity and this Agreement.
         (d)    (i)     Borrower hereby agrees to indemnify Escrow
    Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expense, fees or charges of any character or nature, which it may incur by reason of its acting as Escrow Agent under this Agreement, unless the same arise out of the gross negligence or wilful misconduct of Escrow Agent and in connection therewith, to indemnify Escrow Agent against any and all expenses, including attorney's fees and the cost of defending any action, suit or proceeding or resisting any claim covered by the aforesaid indemnity.
         (e)  If the parties hereto shall be in disagreement about
the interpretation of this Agreement, or about their rights and obligations hereunder, or the propriety of any action contemplated by
Escrow Agent hereunder, or if Lender files an objection to a request for reimbursement, any party hereto may, at its discretion, file an action in a federal or New York State court of competent jurisdiction sitting in New York County, New York to resolve such disagreement. Escrow Agent shall be indemnified by Borrower for all costs, including attorney's fees,  in co9nnection with any such action, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final judgment in the action is received.
         (f)  Escrow Agent shall not be deemed to be in violation of this Agreement if it is complying with a court order, including an attachment, garnishment or levy.
         (g)  All notices and communications hereunder shall be in
writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, postage prepaid, or via
Federal Express, to the addresses set forth in the preamble of this Agreement, in the case of Lender to the attention of its Mortgage and
Real Estate Division.  The name or place to which notice must be given may be changed by thirty (30) days' prior written notice thereof. This Agreement may be executed in one or more counterparts and/or with counterpart signature pages, each of which shall constitute one and the
same agreement.    (i)  This Agreement shall inure to the benefit
of and shall be binding upon the parties hereto and upon their respective successors and assigns; provided, however, that this Agreement may only be assigned by Lender in connection with an assignment of the Loan Documents.
         (h) This Agreement shall be construed, enforced and interpreted under the laws of the State of New York, without regard to principles of conflict of laws.
          In the event of any litigation hereunder between Borrower and Lender, the prevailing party shall be entitled to its reasonably attorneys' fees and other costs incurred in such litigation.
         (j) The headings used herein are for convenience only and are not to be used in interpreting this Agreement.
         (k) This Paragraph 13(m) consists of subparagraphs 1 through 6, inclusive, as set forth below:1. Notwithstanding any provisions in the Note or in the Mortgage or in any other Loan Document
(as hereinafter defined) to the contrary, (except as provided in subparagraphs 2 and 3 of this Paragraph 13(m)) it is expressly understood and agreed that if Lender at any time takes action to enforce the collection of the indebtedness secured by the Mortgage or by any other Loan Document, Lender will proceed to foreclose the Mortgage instead of instituting suit upon the Note. If a lesser sum is realized from the foreclosure of the Mortgage and sale of the Premises than the amount then due and owing under or arising out of the Note, the Mortgage, or any other Loan Document, Lender will never (except as provided in subparagraphs 2 and 3 of this Paragraph 13(m)) institute any action, suit, claim or demand in law or in equity against Borrower, or against any individual or entity that is a Recourse Entity (as hereinafter3 defined) or that was, is or becomes a partner, directly or indirectly through one or more other partnerships, in (or any other affiliated or related persons or entities of) Borrower, for or on account of the deficiency. Notwithstanding any provisions in the Note or in the Mortgage or in any other Loan Document to the contrary, (except as provided in subparagraphs 2 and 3 of this Paragraph 13(m)) it is expressly understood and agreed that if Lender at any time takes action to enforce (or to recover any loss or damage by reason of a breach or failure of performance of) any agreement or obligation of Borrower under the Mortgage or under any other Loan Document (other than an action to enforce the collection of the indebtedness secured by the Mortgage or by any other Loan Document or the collection of any deficiency in respect of such indebtedness, all such actions to enforce or recover as to collection being subject to the two immediately preceding sentences) (any action or suit to enforce or recover as to any such agreement or obligation (excluding actions to enforce collection, as aforesaid) being herein referred to as "Non-Collection Actions"), (i) Lender will not institute any action, suit, claim or demand in law or in equity against any individual or entity that is a Recourse Entity (as hereinafter defined) or that was, is or becomes a partner, directly or indirectly through one or more other partnerships, in (or any other affiliated or related persons or entities of) Borrower, except to the extent such action, suit, claim or demand is necessary or appropriate in order to either (x) institute an action, suit, claim or demand against Borrower or (y) enforce (without collection of such indebtedness or such deficiency) Lender's rights with respect to the Premises or any other collateral for the Note or for such indebtedness, and (ii) notwithstanding the foregoing exception in clause (i) above, Lender shall not, in any Non-Collection Action, recover against any individual or entity that is a Recourse Entity or that was, is or becomes a partner, directly or indirectly through one or more other partnerships, in (or any other affiliated or related persons or entities of) Borrower, provided, however, that nothing in this sentence shall limit or affect Lender's right to institute any action, suit, claim or demand against Borrower itself.

    2.  Subject in all events to the provisions of subparagraphs
    4 and 5 of this Paragraph 13(m), nothing contained in subparagraph 1 of this Paragraph 13(m) will in any way affect or impair:

         (a) the lien of the Mortgage which will remain in full force and inure to the benefit of Lender;

         (b) subject to the last two sentences of this subparagraph 2, any representation or warranty of title made in the Mortgage, all of which will remain in full force and inure to the benefit of Lender;

         (c) Lender's rights, as against Borrower or any Recourse Entities (as hereinafter defined), to the extent provided for under the Environmental Indemnity (as hereinafter defined), subject to the provisions of Paragraph
    7 of the Environmental Indemnity;

         (d) subject to the last sentence of this subparagraph 2, Lender's rights, as against Borrower or any Recourse Entities, under Paragraph 10 of Section V of the Initial Consolidated Mortgage, to the extent costs and expenses covered by said Paragraph 10 relate to upholding or defending the Mortgage as having been duly authorized, executed and delivered (provided, however, that, so long as (i) Borrower and the Recourse Entities acknowledge their continuing liability under this Paragraph 13(m) and (ii) Borrower and the Recourse Entities are defending and upholding the validity of the Mortgage as an enforceable first lien, this clause (d) shall not cover costs and expenses of upholding or defending the due authorization, execution and delivery of the Mortgage Amendment (as hereinafter defined);

         (e) Either or both of (i) Lender's rights to proceed against any collateral under this Agreement or to exercise any such collateral or other amounts recovered pursuant to this Agreement in accordance with this Agreement so long as Lender does not commence or prosecute an action or proceeding to enforce personal liability except to the extent permitted under the provisions of this Paragraph 13(m) (other than this clause (e)) and
    (ii) Lender's rights to proceed against any collateral under the New NY Escrow Agreement (as defined in Paragraph 13(n) hereof) or to exercise any of Lender's rights under the New NY Escrow Agreement or to apply any such collateral or other amounts recovered pursuant to the New NY Escrow Agreement in accordance with the New NY Escrow Agreement (subject, as to this clause (e)(ii), to the provisions of the New NY Escrow Agreement which correspond to the provisions of this Paragraph 13(m)); or

         (f)  Lender's rights to proceed against any
    collateral under the Assignment of Leases (as defined in the Modification Agreement (as hereinafter defined)) or to exercise any of Lender's rights under the Assignment of Leases or to apply any such collateral or other amounts recovered pursuant to the Assignment of Leases in accordance with the Assignment of Leases (subject, as to this clause
    (f), to the provisions of Paragraph 15 of the Assignment of Leases).

    If and to the extent that Lender determines that the matters as to which Borrower has liability under subparagraph (b) or (d) of the immediately preceding sentence, as the case may be, are also matters as to which Lawyers Title Insurance Corporation, TICOR Title Guarantee Company and TICOR Title Insurance Company, or their successors or assigns (collectively, the "Title Companies") are liable under the title insurance policies issued to Lender in connection with the Modification Agreement, Lender will not commence an action or proceeding to enforce personal liability pursuant to subparagraph (b) or (d), as the case may be, with respect to such matters until Lender (i) has sought recourse against the Title Companies for such matters and (ii) has determined that such recourse against the Title Companies either will not result in reasonably prompt payment of all claims of Lender or will not provide full protection of Lender's rights as to such matters (Lender's determinations as described in this clause (ii) shall be conclusive and binding), provided, however, that nothing in this sentence shall prevent Lender from taking such actions as Lender reasonably deems necessary (including, without limitation, the filing of proofs of claim) to preserve Lender's rights against any or all of Borrower and the Recourse Entities and provided, further, that nothing in this subparagraph 2 of this Paragraph 13(m) shall limit any rights or remedies of Lender other than, to the extent restricted by this subparagraph 2, the right to commence or prosecute an action or proceeding to enforce personal liability. Any determination by Lender that the Title Companies are not liable shall, as between Borrower and Lender, be conclusive and binding for purposes of this subparagraph 2, but such determination shall not waive or limit in any manner the rights of any party against the Title Companies.

    3. The following are excluded and excepted from the provisions of subparagraph 1 of this Paragraph 13(m) and Lender may recover personally against Borrower and the Recourse Entities (subject in all events to the provisions of subparagraphs 4 and 5 of this Paragraph 13(m)) for the following:

         (i) all losses, damages or liabilities suffered by Lender arising out of any fraud or wilful or intentional misrepresentation by Borrower or 900 3rd Avenue Associates, an Illinois general partnership ("Associates") in connection with (a) the execution and delivery of any of the Loan Documents (excluding any fraud or misrepresentation relating thereto by or on behalf of any partner of Borrower (other than Associates)), or (b) Borrower's performance of any of its obligations under the Loan Documents after December 1, 1994.

         (ii) in the event of any material default by Borrower under any of the Loan Documents that is not cured prior to the expiration of the applicable notice or grace period, if any, under such Loan Document (Lender's determinations as to whether a default is material shall be conclusive and binding) (such material defaults being herein called "Recourse Income Defaults"), all Income (as hereinafter defined) which is either:

              (A) received after the Default Date (as
    hereinafter defined) by or on behalf of Borrower (including receipt by Borrower or Borrower's agents, representatives, property managers, successors or assigns but excluding receipt by Lender or any receiver (a "Receiver") appointed for the Premises and excluding receipt by a successor or assign (a "Lender Successor") which takes title to the Premises through or after a foreclosure or other exercise of rights under the Mortgage or by conveyance in lieu of such exercise of rights under the Mortgage); or

              (B) on deposit on the Default Date in one or more accounts used by Borrower or Borrower's agents, representatives, property managers, successors or assigns (excluding Lender or any Receiver or Lender Successor) in connection with the operation of the Premises;

    except to the extent any such Income is (x) so long as this Agreement is in effect, either (I) deposited into the General Reserve Fund (as such term is defined in this Agreement) pursuant to this Agreement, or (II) applied to Permitted Expenses or to Individually Approved Expenses (as such terms are defined in this Agreement) to the extent permitted under this Agreement, or (y) from and after the date this Agreement ceases to be in effect, properly applied to the normal and customary expenses and operations of the Premises (subject to all of the aforesaid deposits and applications being documented by evidence reasonably satisfactory to Lender) (all such Income described in clauses (ii)(A) or (ii)(B) above in respect of which documentation of the aforesaid deposit or application is either not furnished to Lender or is not reasonably satisfactory to Lender being herein referred to as "Recourse Income"), provided, however, that if any such Recourse Income Default shall have been fully cured prior to acceleration of the maturity of the indebtedness evidenced by the Note, then, solely for purposes of determining the liability of Borrower and the Recourse Entities under this clause (ii) of this subparagraph 3, such Recourse Income Default shall be treated as if it had not occurred (but without limiting any rights or remedies of Lender in respect of such default other than rights or remedies relating to personal liability, personal recourse, or personal recovery);

         (iii) an amount equal to all security deposits collected by or on behalf of Borrower (including collection by Borrower or Borrower's agents, representatives, property managers, successors or assigns but excluding collection by Lender or any Receiver or Lender Successor) and not either
    (x) properly refunded to tenants to the extent required under the terms of the applicable leases, (y) paid to the Escrow Agent or the NY Escrow Holder (as such terms are defined in this Agreement) in accordance with this Agreement or the New NY Escrow Agreement (as such term is defined in this Agreement) or (z) paid to Lender to the extent permitted by law and in accordance with the Loan Documents, and all advance rents collected by or on behalf of Borrower (including collection by Borrower or Borrower's agents, representatives, property managers, successors or assigns but excluding collection by Lender or any Receiver or Lender Successor) (i.e., rents paid more than one month in advance) and not properly applied in due course (proper refunding or application being documented by evidence reasonably satisfactory to Lender);

         (iv) in the event of any Recourse Income Default, the replacement cost of any items of personalty or any fixtures which constitute security for the indebtedness secured by the Mortgage and which are removed from the Premises by Borrower or by any person or any entity on behalf of Borrower on or after the Default Date, provided, however, that if any such Recourse Income Default shall have been fully cured prior to acceleration of the maturity of the indebtedness evidenced by the Note, then, solely for purposes of determining the liability of Borrower and the Recourse Entities under this clause (iv) of this subparagraph 3, such Recourse Income Default shall be treated as if it had not occurred (but without limiting any rights or remedies of Lender in respect of such default other than rights or remedies relating to personal liability, personal recourse, or personal recovery);

         (v) all losses, damages or liabilities suffered by Lender arising from any acts of commission or omission by Borrower that result in waste (as such term is defined under the laws of the State of New York) upon the Premises; and

         (vi)  any insurance or condemnation proceeds
    attributable to the Premises that are received by or on behalf of Borrower (with such receipt being determined in the same manner as receipt of Income under subparagraph 3(ii)(A) above of this Paragraph 13(m)) and not applied in accordance with the terms of the Mortgage or any insurance and condemnation proceeds that were received by or on behalf of Borrower (with such receipt being determined as aforesaid) and not paid to Lender when required under the terms of the Mortgage.

    4. Notwithstanding the foregoing provisions of this Paragraph 13(m) or any other provisions of the Mortgage, the Note or any of the other terms or provisions of the Loan Documents, none of JMB Realty Corporation, a Delaware corporation ("JMB Realty"), Progress Properties, Inc., a New York corporation ("PPI"), J.R.A. Realty Corp., a New York corporation ("JRA"), or P-C 900 Third Associates, a New York limited partnership ("P-C") (JMB Realty, PPI, JRA and P-C being herein collectively referred to as the "Initial Exempt Entities"), nor any Additional Exempt Persons (as hereinafter defined) shall have any direct or indirect personal liability to Lender under, for or in connection with any of the obligations set forth in the Mortgage, the Note or any other of the Loan Documents, including, but without limitation, any of the provisions set forth in subparagraphs 2 and 3 of this Paragraph 13(m), provided, however, that in no event shall the Initial Exempt Entities or the Additional Exempt Persons include the Recourse Entities or an Owner Entity (as hereinafter defined).
    Unless such successor or assign is an Owner Entity or a Recourse Entity, Initial Exempt Entities shall include successors or assigns of Initial Exempt Entities. Notwithstanding the foregoing provisions of this Paragraph 13(m) or any other provisions of the Mortgage, the Note or any of the other terms or provisions of the Loan Documents, if title to the Premises is conveyed to a creditworthy entity which is either acceptable to Lender, in Lender's sole discretion or which Lender approves in accordance with subparagraph (g) of Paragraph 17 of the Initial Consolidated Mortgage (such creditworthy entity which is either acceptable to Lender in Lender's sole discretion or which Lender so approves in accordance with said subparagraph (g) being herein referred to as an "Approved Transferee"), and such Approved Transferee duly authorizes, executes, acknowledges and delivers to Lender an assumption agreement, in recordable form and otherwise satisfactory to Lender in all respects, pursuant to which such Approved Transferee assumes and agrees to pay and perform all liabilities and obligations (as such liabilities and obligations are limited pursuant to this Paragraph 13(m)) of Borrower and the Recourse Entities (whether such liabilities and obligations arise before, during or after such conveyance) under the Mortgage, the Note, this Agreement and all the other Loan Documents (other than the Environmental Indemnity), then, upon approval in writing by Lender of such Approved Transferee and approval in writing by Lender of such assumption agreement executed and acknowledged by such Approved Transferee, Lender shall, at Borrower's expense, execute and deliver to Borrower a release pursuant to which Borrower and the Recourse Entities shall be released by Lender from all liabilities and obligations under the Mortgage, the Note, this Agreement and all the other Loan Documents (other than the Environmental Indemnity), provided, however, that unless and until all of the conditions of this sentence shall have been satisfied in full and Lender shall have executed and delivered such release to Borrower, all of the liabilities and obligations of the Borrower and the Recourse Entities under the Mortgage, the Note, the Environmental Indemnity, this Agreement and all the other Loan Documents shall remain unchanged and in full force and effect (subject to the first sentence of this subparagraph 4 of this Paragraph 13(m)) and provided, further that in no event shall any transfer, approval or release referred to the Mortgage or any other Loan Document (other than the Environmental Indemnity) limit or affect the liability of Borrower and the Recourse Entities under the Environmental Indemnity, which Environmental Indemnity shall remain in full force and effect (subject to the provisions of Paragraph 7 of the Environmental Indemnity) unless and until terminated in accordance with the terms of the Environmental Indemnity.

    5. Notwithstanding the foregoing provisions of this Paragraph 13(m) or any other provisions of the Mortgage, the Note or any other Loan Document, for purposes of the Note, the Mortgage and each other Loan Document, neither the deficit capital account of any direct or indirect partner in Borrower, nor any obligation of any direct or indirect partner in Borrower to restore a deficit capital account or to contribute capital to Borrower or to any direct or indirect partner in Borrower, shall be deemed to be the property or asset of Borrower or the applicable direct or indirect partner in Borrower, as the case may be, and Lender shall not have the right to collect, enforce or proceed against or with respect to any such deficit capital account or obligation to restore or contribute.

    6.  As used herein:

         (i)  the term "Associates" shall mean 900 3rd Avenue
    Associates, an Illinois general partnership,

         (ii) the term "Carlyle-XIV" shall mean Carlyle Real Estate Limited Partnership - XIV, an Illinois limited partnership,

        (iii) the term "Carlyle-XV" shall mean Carlyle Real Estate Limited Partnership-XV, an Illinois limited partnership,

         (iv) the term "Loan Documents" shall mean the Note, the Mortgage and all other documents evidencing or securing or otherwise executed or delivered in connection with the loan evidenced by the Note and also including the Environmental Indemnity, as any of the foregoing shall be amended or modified from time to time in accordance with their respective terms (it being understood, however, that the Environmental Indemnity is entirely independent of said loan and does not evidence or secure said loan),

         (v) the term "Environmental Indemnity" shall mean the Environmental Indemnity dated as of December 1, 1994 from Borrower, Associates, Carlyle-XIV and Carlyle-XV, as amended or modified from time to time in accordance with its terms,

         (vi) the term "Escrow Agreement" shall mean the Taxes and Reserve Escrow Agreement dated as of December 1, 1994 among Borrower, Lender and the escrow agent referred to therein, as amended or modified from time to time in accordance with its terms,

         (vii) the term "Recourse Entities" shall mean all the following: (a) Associates (but excluding, solely as to this clause (a), any partners (directly or indirectly) of a partner of Associates), (b) Carlyle-XIV (but excluding, solely as to this clause (b), any partners (directly or indirectly) of Carlyle-XIV), (c) Carlyle-XV (but excluding, solely as to this clause (c), any partners (directly or indirectly) of Carlyle-XV) and (d) the respective successors and assigns of the entities covered by clauses (a), (b) and
    (c) above, but excepting, as to all of clauses (a), (b), (c) and (d) above, their respective employees and authorized agents, (it being understood that the exclusion of any partner under any of clauses (a), (b) or (c) shall not constitute per se an exclusion under any of the other clauses),

          (viii) the term "Owner Entity" shall mean Progress Partners, a New York general partnership, but excluding (a) PPI, JRA, P-C 900 and their respective successors and assigns, (b) any direct or indirect partners (an "Excluded Partner") in a partner of (I) Associates or (II) any successor or assign of Associates and (c) the successors or assigns of any Excluded Partners,

            (ix) the term "Additional Exempt Persons" shall mean all of the following: (a) any individual or entity that was, is or become9s a partner in Carlyle-XIV, Carlyle-XV, PPI, JRA or P-C, directly or indirectly through one or more other partnerships, (b) any officer, director, employee, shareholder, trustee, beneficiary or agent of JMB Realty Corporation, PPI, JRA or P-C or of any such direct or indirect partner in Carlyle-XIV, Carlyle XV, PPI, JRA or P-C, and (c) the respective successors or assigns of such individuals or entities covered under clause (a) above and the respective successors or assigns of the officers, directors, employees, shareholders, trustees, beneficiaries or agents covered under clause (b) above, provided, however, that in no event shall the Additional Exempt Persons include the Recourse Entities or an Owner Entity,

         (x) the term "Initial Consolidated Mortgage" shall mean the Agreement of Consolidation and Modification of Mortgages and Mortgage Notes dated November 7, 1984 between
    Borrower and Lender,


         (xi) the term "Default Date" shall mean the date a Recourse Income Default by Borrower occurs (whether or not notice of the default constituting such Recourse Income Default has been given and whether or not any applicable grace period has expired and regardless of when Lender makes the determination that such default is a material default),

         (xii) the term "Income" shall mean all rents and other revenues, payments or reimbursements of any kind whatsoever (including all payments and contributions from tenants for taxes, insurance, operating expenses, and common area maintenance charges) derived from the Premises (it being understood that, at such time as any security deposits or the proceeds thereof become property of Borrower free and clear of any obligations in respect thereof to any tenants, such security deposits or proceeds shall be considered as included in Income), and

         (xiii) the term "Modification Agreement" shall mean the Agreement of Modification of Mortgages and Mortgage Notes in
    Leases dated as of December 1, 1994 between Borrower and Lender.
              (i)  In order to induce Lender to enter into
    this Agreement and the other Loan Documents, Borrower hereby represents, warrants and covenants as follows:
         I. Borrower represents and warrants that (i) on the date hereof, the Existing Security Deposits are being held by Chemical Bank pursuant to the letter agreement between Chemical Bank and Borrower dated January 17, 1989 (the "Existing Security Escrow"), (ii) Exhibit D attached hereto is a true, correct and complete copy of the Existing Security Escrow, which has not been modified, amended or terminated and
(iii) on the date hereof, the balance on deposit under the Existing Security Escrow is not less than the amount referred to in Paragraph 3(a) of this Agreement as the amount of the Existing Security Deposits. Borrower acknowledges that Borrower is required by law to keep the Existing Security Deposits, as well as all amounts which were contemplated to have been deposited from time to time in the Security Deposit Fund in accordance with this Agreement (the Existing Security Deposits and all such other amounts, collectively, the "Security Deposits"), in a New York bank (or a national bank having a place of business in New York State). Borrower agrees to (x) execute and deliver to Chemical Bank a notification to Chemical Bank of Lender's security interest in the Existing Security Deposits to the extent of Borrower's interest therein, if any, and any other amounts held by Chemical Bank pursuant to the Existing Security Escrow to the extent of Borrower's interest therein, if any, which form shall include a request for acknowledgement of such security interest and such other acknowledgements by Chemical Bank as Lender shall reasonably request and
(y) use reasonable efforts to obtain such acknowledgement from Chemical Bank. Upon the execution of the New NY Escrow Agreement (as hereinafter defined) by the parties thereto, Borrower shall promptly, and in no event later than ten (10) days after the execution by Borrower and Lender of the New NY Escrow Agreement, cause Chemical Bank to transfer all Security Deposits held by Chemical Bank to the NY Escrow Holder (as hereinafter defined) to be held pursuant to the New NY Escrow Agreement, provided, however, that if Chemical Bank enters into the New NY Escrow Agreement as the NY Escrow Holder, Chemical Bank shall only transfer Security Deposits to the extent, if any, required under the New NY Escrow Agreement.
         II. Borrower agrees that, in order to comply with Borrower's obligations to Lender under the other provisions of this Agreement in respect of the Security Deposits, Borrower will need to provide a new escrow agreement among Borrower, Lender and Chemical Bank or another New York bank (or national bank having a place of business in New York State) satisfactory to Lender (Chemical Bank or such bank satisfactory to Lender being herein referred to as the "NY Escrow Holder"). Accordingly, Borrower agrees that Borrower shall submit to Lender for Lender's approval, no later than December 15, 1994, a proposed form of such new escrow agreement and, if Chemical Bank will not become the NY Escrow Holder, the name of the bank proposed as the NY Escrow Holder. Borrower agrees to cause a new escrow agreement reasonably satisfactory to Lender to be entered into by Borrower, Lender and the NY Escrow Holder no later than December 31, 1994 (such new escrow agreement which is reasonably satisfactory to Lender and is entered into by Borrower, Lender and the NY Escrow Holder being herein referred to as the "New NY Escrow Agreement"). Borrower also agrees that (a) Borrower shall duly execute and deliver to Lender such amendments to the Mortgage (including, without limitation, the definition of Additional Property thereunder) and such UCC-1 or UCC-3 financing statements and other documents or agreements as Lender shall reasonably require in order to confirm that Lender continues to have a first, perfected security interest in Borrower's interest therein, if any (subject to the limitations set forth in the Mortgage and to the extent permitted by law) in (i) the contractual rights and all other rights of Borrower in and under the New NY Escrow Agreement, (ii) the sums now or hereafter deposited or on deposit with the NY Escrow Holder, and all monies, certificates of deposit, accounts, United States Treasury issues or issues of any government agency or other investments held in connection with the New NY Escrow Agreement, together with all interest or other amounts earned thereon, and (iii) all proceeds of the foregoing, (b) Borrower shall duly execute and deliver to Lender and Escrow Agent an amendment to this Agreement (the "Security Deposit Amendment") pursuant to which the provisions of this Agreement are modified, as Lender shall reasonably require in order to reflect the deletion therefrom of the Security Deposit Fund and (c) Borrower will pay all reasonable fees and expenses incurred by Lender (including reasonable fees and expenses of Lender's outside counsel) in connection with the preparation, negotiation and execution of any of the documents or instruments referred to in this Paragraph 13(n), which fees & expenses shall be Permitted Expenses under the this Escrow Agreement.
         (a)  Lender agrees to enter into the New NY Escrow
Agreement provided that said New NY Escrow Agreement is reasonably satisfactory to Lender and provides protections to Lender with respect to (x) Lender's security interest under the Mortgage and (y) Lender's rights as to Security Deposits and the withdrawal thereof from the account(s) maintained by the NY Escrow Holder which are, as to all such protections, substantially the same as the protections intended to be afforded to Lender pursuant to this Agreement (disregarding the effect of Paragraph 13(n) and this Paragraph 13(o)) as to the Security Deposit Fund. Escrow Agent agrees to execute and deliver to Lender and Borrower the Security Deposit Amendment provided that the Security Deposit Amendment deletes from this Agreement the provisions hereof with respect to the Security Deposit Fund and is otherwise reasonably satisfactory to Escrow Agent.
    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                   PROGRESS PARTNERS, a New York  General
                   Partnership

                   By:  Progress Properties, Inc., a New York
                        Corporation, a General  Partner


                        By:_______________________________
                           Albert Schwartz,
                           Authorized signatory


                   By:  900 3rd Avenue Associates, an Illinois
                        General Partnership, a General Partner

                          By:  Carlyle Real Estate Limited
                               Partnership-XIV, an Illinois
                               Limited Partnership, a General
                               Partner

                               By:  JMB Realty Corporation, a
                                    Delaware Corporation, its
                                    General Partner


                                    By:

                                         Deborah A. Schenk
                                         Vice President

                          By:  Carlyle Real Estate Limited
                               Partnership-XV, an Illinois
                               Limited Partnership, a General
                               Partner

                               By:  JMB Realty Corporation, a
                                    Delaware  Corporation,
                                    its General Partner


                                    By:

                                         Deborah A. Schenk
                                         Vice President


                   TEACHERS INSURANCE AND ANNUITY  ASSOCIATION OF
                   AMERICA, a New York Corporation


                   By:  ____________________________
                        Marita K. Hornby
                        Assistant Secretary


                   LASALLE NATIONAL TRUST, N.A., a
                        National Bank

                   By:  ____________________________
                        Name:
                        Title:
                         EXHIBIT A

                      REQUEST LETTER

           (Permitted Expenses and Tax Charges)



                                          Date:


[Escrow Agent]


Teachers Insurance and Annuity
  Association of America
730 Third Avenue
New York, NY  10017


         Re:  TIAA Mortgage No. 000384400
              900 Third Avenue, New York, New York


Gentlemen:

         We refer to the Taxes and Reserve Escrow Agreement dated as of December 1, 1994 among each of you and the undersigned (as amended or modified from time to time in accordance with its terms, the "Escrow Agreement"). Terms used herein without definition shall have the meanings ascribed thereto in the Escrow Agreement.

         We request that Escrow Agent disburse from the Reserve
Escrow pursuant to the Escrow Agreement the sum of $_______________ as follows:

         1    to Borrower $________________;
         2

         (1.       to the following other persons and entities:
              [list].

         We agree that of such sum:

         1.   $___________, is to be withdrawn from the General
              Reserve Fund and applied in respect of the following Permitted Expenses:

              [Borrower to provide amounts, detailed description of Permitted Expenses.]

         2.   $___________, is to be withdrawn from the General
              Reserve Fund and applied directly by the Escrow Agent to Tax Charges as more particularly set forth on the invoice or bill attached hereto.
         The undersigned certifies to both of you that (i) the remittance requested above is in accordance with the applicable provisions of the Escrow Agreement and the Mortgage, including, without limitation, as to withdrawals for Permitted Expenses, compliance with the limitations set forth in Paragraph 3(b) of the Escrow Agreement and
(ii) the parties executing this letter for and on behalf of Borrower have the full power and authority to bind the partnership constituting Borrower.

         The provisions of Paragraph 13(m) of the Escrow Agreement are hereby incorporated herein by reference as if fully set forth in this letter.

                   PROGRESS PARTNERS, a New York  General
                   Partnership

                   By:  900 3rd Avenue Associates, an Illinois
                        General Partnership, a General Partner

                          By:  Carlyle Real Estate Limited
                               Partnership-XIV, an Illinois
                               Limited Partnership, a General
                               Partner

                               By:  JMB Realty Corporation, a
                                    Delaware Corporation, its
                                    General Partner


                                    By:

                                         Name:
                                         Title:

                          By:  Carlyle Real Estate Limited
                               Partnership-XV, an Illinois
                               Limited Partnership, a General
                               Partner

                               By:  JMB Realty Corporation, a
                                    Delaware  Corporation,
                                    its General Partner


                                    By:

                                         Name:
                                         Title:
                        EXHIBIT B-1

           INDIVIDUALLY APPROVED REQUEST LETTER

             (Individually Approved Expenses)


                                          Date:

[Escrow Agent]


Teachers Insurance and Annuity
  Association of America
730 Third Avenue
New York, NY  10017


         Re:  TIAA Mortgage No. 000384400
              900 Third Avenue, New York, New York


Gentlemen:

         We refer to the Taxes and Reserve Escrow Agreement dated as of December 1, 1994 among each of you and the undersigned (as amended or modified from time to time in accordance with its terms, the "Escrow Agreement"). Terms used herein without definition shall have the meanings ascribed thereto in the Escrow Agreement.

         We request that, upon Escrow Agent's receipt of a copy of this letter executed by Lender, Escrow Agent disburse from the Reserve Escrow pursuant to the Escrow Agreement the sum of $_______________ as follows:

         1    to Borrower $________________;
         2

         3         to the following other persons and entities:
              [list].

         We agree that of such sum of $___________ is to be withdrawn from the General Reserve Fund and applied in respect of the following Individually Approved Expenses:

[Borrower to provide amounts, detailed description of Individually Approved Expenses.]

         The undersigned certifies to both of you that (i) the remittance requested above is in accordance with the applicable provisions of the Escrow Agreement and the Mortgage and (ii) the parties executing this letter for and on behalf of Borrower have the full power and authority to bind the partnership constituting Borrower.

         The provisions of Paragraph 13(m) of the Escrow Agreement are hereby incorporated herein by reference as if fully set forth in this letter.

         We acknowledge that no disbursement shall be made unless and until Escrow Agent receives approval in writing from Lender.

                   PROGRESS PARTNERS, a New York  General
                   Partnership

                   By:  900 3rd Avenue Associates, an
                        Illinois General Partnership, a
                        General Partner

                          By:  Carlyle Real Estate Limited
                               Partnership-XIV, an
                               Illinois Limited
                               Partnership, a General
                               Partner

                               By:  JMB Realty
                                    Corporation, a
                                    Delaware Corporation,
                                    its General Partner


                                    By:

                                         Name:
                                         Title:

                          By:  Carlyle Real Estate Limited
                               Partnership-XV, an Illinois
                               Limited Partnership, a
                               General Partner

                               By:  JMB Realty
                                    Corporation, a
                                    Delaware
                                    Corporation, its
                                    General Partner


                                    By:

                                         Name:
                                         Title:
Accepted and approved:

TEACHERS INSURANCE AND
ANNUITY ASSOCIATION OF AMERICA


By:  _________________________
    Name:
    Title:
                        EXHIBIT B-2

                         AFFIDAVIT


STATE OF ________________

COUNTY OF _______________


         The undersigned submits this Affidavit to [______] ("Escrow Agent") and Teachers Insurance and Annuity Association of America ("Lender") pursuant to the Taxes and Reserve Escrow Agreement dated as of December 1, 1994 (as amended or modified from time to time in accordance with its terms, the "Escrow Agreement") by and among Progress Partners ("Borrower"), Escrow Agent and Lender in connection with the "Premises" and the loans evidenced by the "Note" (such quoted terms being defined in the Escrow Agreement).

           The undersigned hereby certifies to Escrow Agent and Lender that:

           1     The sum being requested is $________, which is to be
used to pay for Individually Approved Expenses (as defined in the Escrow Agreement) as set forth on Schedule I attached hereto, specifying the parties to whom money is owed and the amounts owed for services rendered, materials actually acquired or supplies furnished in connection with such Individually Approved Expenses.


           1. Copies of all billing statements, vouchers or invoices from the parties set forth in Schedule I are attached hereto as Schedule II.

           2. To the best of the undersigned's knowledge, the mortgage loan in favor of Lender pursuant to which the Premises are encumbered is not in default.

           3. To the best of the undersigned's knowledge, there are no actions, proceedings or material claims asserted or pending before any court, quasi-judicial body or administrative agency with respect to the Premises except as listed on Schedule III attached hereto.

           4. All sums dealt with by this Affidavit are being expended to benefit the Premises directly or indirectly.

           5. The undersigned has full authority and has been authorized by Borrower to execute this Affidavit on Borrower's behalf.

           6.    Borrower continues to be the owner of the Premises.

           7. Nothing set forth herein nor any act of Lender shall in any way act as a waiver of any rights or remedies Lender may possess in connection with the mortgage loan described herein.

           8. As used in this Affidavit, the term "to the best of the undersigned's knowledge" and phrases of similar import shall mean the current actual knowledge, after appropriate investigation of the files pertaining to the Premises which are under the control of the applicable individual, of (x) Douglas Welker (Asset Manager), and Gene Haran (Property Manager), and (y) any individuals who have succeeded, as of the date of this Affidavit and as to the Premises, to the positions or responsibilities of the individuals listed in clause (x) above or to the position of assistant property manager.

           9.    The provisions of Paragraph 13(m) of the Escrow
Agreement are hereby incorporated herein by reference as if fully set forth in this Affidavit.

                       PROGRESS PARTNERS, a New York  General
                       Partnership

                       By:  900 3rd Avenue Associates, an Illinois
                            General Partnership, a General Partner

                              By:   Carlyle Real Estate Limited
                                    Partnership-XIV, an Illinois
                                    Limited Partnership, a General
                                    Partner

                                    By:   JMB Realty Corporation, a
                                          Delaware Corporation, its
                                          General Partner


                                          By:
                                               Name:
                                               Title:

                              By:   Carlyle Real Estate Limited
                                    Partnership-XV, an Illinois
                                    Limited Partnership, a General
                                    Partner

                                    By:   JMB Realty Corporation, a
                                          Delaware  Corporation, its
                                          General Partner


                                          By:
                                               Name:
                                               Title:

Sworn to before me this
____ day of ________, 199_



      Notary Public
                              EXHIBIT C


           The Rollover Space is the space in the Premises leased pursuant to those leases which expire in the years 1999 and 2000; the following is a true and complete list of such leases and of the location, expiration date and area applicable thereto (with the exception of the 1,000 square feet of storage space located in Suite S120, occupied by World Gold, and expiring in March 1999):



      Tenant           Suites       Expiration Date           Area

World Gold             2600         March, 1999                15,600
S. African Air         900          July, 1999                 14,700
Shaw, Pittman          1800         July, 1999                  5,250
Worms & Comp.          2700-2800    September, 1999            31,200
First Sterling Corp.   3500         September, 1999             3,600
Shiseido               1500         September, 2000            14,700
Gruss & Co.            2900         November, 1999             15,600
Newman Tannenbaum      1300         December, 1999             14,700
Dean Witter            300          January, 2000              15,791
Shulte, Roth & Zabel   2000-2500    May, 2000                 106,900
Bank Burniputra        1100         September, 2000            12,958


      Total                                                   250,999